Exhibit 1.1

GOLAR LNG LIMITED

11,000,000Common Shares

UNDERWRITING AGREEMENT

June 24, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
RS Platou Markets AS

As Representatives of the Underwriters

c/o Morgan Stanley & Co. LLC
1585 Broadway,
New York, New York 10036

Ladies and Gentlemen:

Golar LNG Limited, a Bermuda exempted company (the "Company"), proposes to issue and sell to the several underwriters named on Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 11,000,000 common shares (the "Firm Shares") in the share capital of the Company, par value $1.00 per share (the "Common Shares").  In addition, the Company proposes to grant the Underwriters an option to purchase up to an aggregate of 1,650,000 additional Common Shares (the "Option Shares" and, together with the Firm Shares, the "Shares")  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

The entities set forth on Schedule II hereto are direct or indirect subsidiaries of the Company and are referred to herein collectively as the "Significant Subsidiaries."

The Company and the Significant Subsidiaries are hereinafter referred to collectively as the "Company Entities."

This is to confirm the agreement among the Company and the Underwriters concerning the purchase of the Shares from the Company by the Underwriters.

1.           Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           Registration.  The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (File number 333-196992) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to the Representatives.  The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)           No Material Misstatements or Omissions.  On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Shares are purchased pursuant to Section 3 hereof, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Company in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Shares, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including but not limited to any statements therein with respect to projected results of operations of the Company was made or will be made with a reasonable basis and in good faith; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)           No Material Misstatements or Omissions in Disclosure Package.  (i) The Disclosure Package, when taken together as a whole, and (ii) each bona fide electronic road show, when taken together as a whole with the Disclosure Package, does not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)           No Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (as such are amended or supplemented).  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           Formation and Qualification of the Company Entities.  Each of the Company Entities has been duly formed or incorporated and is validly existing as a limited liability company or corporation, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation with all limited liability company or corporate power and authority, as applicable, to enter into and perform its obligations under the Conversion Agreement (as hereinafter defined), to the extent that it is a party to the Conversion Agreement, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and to conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case, as described in the Disclosure Package and the Prospectus.  Each Company Entity is duly qualified to do business as a foreign limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders' equity, results of operations, business or properties of the Company Entities taken as a whole (a "Material Adverse Effect").

(h)           Ownership of Subsidiaries. As of the date hereof, the Company owns, and on the Closing Date and each settlement date will own, directly or indirectly, 100% of the equity interests in each of the Significant Subsidiaries, other than as disclosed in the Disclosure Package and the Prospectus, and such equity interests have been duly authorized and validly issued in accordance with the charter, bye-laws, limited liability company agreement or other organizational document of each Significant Subsidiary (the "Subsidiary Organizational Documents") and are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable; and the Company owns such equity interests free and clear of all Liens, perfected security interest or any other security interests, claims or encumbrances other than those (i) described in the Disclosure Package and the Prospectus or (ii) that do not materially affect the operation of such subsidiaries, taken as a whole, and do not materially interfere with the operation of such subsidiaries, taken as a whole, as they have been operated in the past and are proposed to be operated in the future, as described in the Disclosure Package and the Prospectus.

(i)           No Other Subsidiaries.  Except as listed on Schedule II, none of the Company Entities owns or, on the Closing Date and each settlement date, will own, directly or indirectly, any equity or long-term debt securities of any other corporation, partnership, limited liability company, joint venture, association or other entity that constitutes a significant subsidiary of the Company within the meaning of Regulation S-X.  The Significant Subsidiaries listed on Schedule II are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(j)           Capitalization.  As of March 31, 2014, the Company had a capitalization as set forth in the "Capitalization" section of the Prospectus.

(k)           No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities or (ii) outstanding options or warrants to purchase any securities of the Company Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company.

(l)           Authority and Authorization.  The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Company has all requisite corporate power and authority to issue, sell and deliver the Shares to the Underwriters in accordance with and upon the terms set forth in this Agreement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Company, for the authorization, issuance, sale and delivery of the Shares, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement to take place as of or prior to the Closing Date, shall have been validly taken.

(m)           Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           Authorization, Execution, Delivery and Enforceability of Other Agreements.  On or before the Closing Date:

(i)           the Bye-Laws of the Company have been duly authorized, executed and delivered by the Company and are valid, legally binding and enforceable against the Company in accordance with their terms; and

(ii)           the Conversion Agreement dated May 22, 2014 by and among Golar Hilli Corporation, a Republic of the Marshall Islands limited liability company ("Golar Hilli"), and Keppel Shipyard Limited (the "Conversion Agreement"), has been duly authorized, executed and delivered by Golar Hilli and is a valid and legally binding agreement of Golar Hilli, enforceable against Golar Hilli in accordance with its terms;

provided, however, that with respect to each agreement described in this Section 1(n), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

The Bye-Laws described in this Section 1(n) are herein referred to as the "Company Bye-Laws."

(o)           No Conflicts.  None of (i) the offering or sale by the Company of the Shares to be issued and sold by the Company,  pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Conversion Agreement by the Company Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (A) constituted, constitutes or will constitute a violation of the Company Bye-Laws or any of the Subsidiary Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets in a proceeding to which any of them or their properties is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of the Company to consummate the transactions provided for in this Agreement or the Conversion Agreement.

(p)           No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (i) the issuance, offering or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement and the Conversion Agreement or the fulfillment of the terms hereof or thereof by the Company Entities party hereto or thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Conversion Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or "Blue Sky" laws of any jurisdiction, (ii) for such permits, consents or approvals as may be required in connection with the transactions contemplated by the Conversion Agreement, (iii) for such consents that have been, or prior to the Closing Date will be, obtained and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(q)           No Defaults.  None of the Company Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Company Entities to perform their obligations under this Agreement or the Conversion Agreement.

(r)           Conformity of Common Shares to Description.  The Shares, when delivered in accordance with the terms of the Company Bye-Laws and this Agreement against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(s)           No Labor Dispute.  Except as set forth in the Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any Company Entity exists or, to the knowledge of the Company Entities, is threatened or imminent, and none of the Company Entities is aware of any existing or imminent labor disturbance by the employees of any of the Company Entities' principal suppliers, contractors or customers, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(t)           Financial Statements.  The historical financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(u)           Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements included in the Registration Statement, the Disclosure Package and the Prospectus of the Company, and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board ("PCAOB").

(v)           Absence of Litigation.  Except as described in the Disclosure Package and the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company or any of its subsidiaries is or may be a party or to which the property of the Company or any of its subsidiaries may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Company Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect or (B) prevent or result in the suspension of the offering and sale of the Shares.

(w)           Title to Properties.  As of the date hereof, the Company Entities have, and on the Closing Date will have, good title to all personal property described in the Disclosure Package and the Prospectus to be owned by the Company Entities, and the Company and, to the knowledge of the Company, the other entities identified on Exhibit B hereto hold the interest in the applicable vessel set forth opposite its name on Exhibit B ("Vessels"), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Prospectus (the Liens described in clauses (i) and (ii) above being "Permitted Liens"); provided that with respect to any interest in real property and buildings held under lease by the Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).  As of the date hereof and, except as described in the Disclosure Package and the Prospectus, the Company Entities do not, and at each Closing Date will not, own, lease or otherwise have interest in any real property.

(x)           Vessel Registration.  Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit B.

(y)           Tax Returns.  The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and the Company and each of its subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(z)           Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  None of the Company or any of its subsidiaries have any reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(aa)           Distribution Restrictions.  Except as provided by Section 43 of The Marshall Islands Business Corporation Act, no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary's equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(bb)           Licenses and Permits.  Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that are the responsibility of the charter parties to obtain pursuant to the terms of the charter agreements relating to the Vessels as such agreements are currently in effect (the "Charter Agreements"), the Company Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their properties and to conduct their business in the manner described in the Disclosure Package and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Disclosure Package and the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of the Company, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(cc)           Environmental Laws.  Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) has received all permits required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted ("Environmental Permits") except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements and that the Company reasonably expects such charter parties to obtain, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the Company Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Company, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(dd)           Intellectual Property.  Except as would not result in a Material Adverse Effect, (i) the Company Entities own or possess, or expects it can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on their business in the manner described in the Disclosure Package and the Prospectus, and (ii) the Company Entities have not received any written notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities.

(ee)           Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any of Company or any of its subsidiaries, on the other hand, that is required to be described in the Disclosure Package or the Prospectus but is not so described.

(ff)           Description of Legal Proceedings and Contracts; Filing of Exhibits.  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.  The statements included in the Registration Statement, the Disclosure Package and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(gg)           Sarbanes-Oxley Act of 2002.  On the Closing Date, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Stock Market LLC that are effective and applicable to the Company.

(hh)           Investment Company.  The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an "investment company" or a company "controlled by" an "investment company," each as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(ii)           Passive Foreign Investment Company.  The Company was not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, believes that it will not be a PFIC for its current taxable year and, based on the Company's current operations and future projections, it does not expect to be classified as a PFIC for any subsequent taxable year.

(jj)           Section 883 Exemption.  Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Company believes that it will qualify for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2013 and for future tax years, provided that less than 50 percent of its common stock is owned by "5-percent shareholders" as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.

(kk)           Books and Records.  The Company Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(ll)           Market Stabilization.  None of the Company Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm)           Foreign Corrupt Practices Act.  None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(nn)           Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)           Sanctions Laws and Regulations.  Neither the sale of the Shares by the Company hereunder nor the use of the proceeds thereof would reasonably be expected to cause any U.S. person participating in the offering, either as underwriter and/or purchaser of the Shares, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the "Sanctions Laws and Regulations") or any enabling legislation or executive order relating thereto.

(pp)           Office of Foreign Assets Control.  None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to or engaged in any activity in violation of any U.S. sanctions administered the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to or engaged in any activities in violation of any U.S. Sanctions administered by OFAC.

(qq)           Statistical Data.  Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(rr)           No Distribution of Other Offering Materials.  None of the Company Entities has distributed or, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Shares will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement or any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(ss)           Listing on the Nasdaq Global Market.  The Shares are duly listed, admitted and authorized for trading on the Nasdaq Global Market, subject to official notice of issuance.

(tt)           Disclosure Controls.  (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(uu)           Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Shares to be sold by the Company in the manner contemplated by this Agreement or (B) the sale and delivery by the Underwriters of the Shares as contemplated herein.

Any certificate signed by any officer of any of the Company Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2.           Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company, at a purchase price of $52.299 per Common Share, the aggregate number of Common Shares set forth opposite such Underwriter's name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on the Option Shares.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional units.

3.              Delivery and Payment.  Delivery of and payment for the Firm Shares and Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York  10004, at 9:00 a.m., New York City time, on June 30, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Shares being herein called the "Closing Date").  Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or, upon the order of the Company, by wire transfers payable in same-day funds to the account(s) specified by the Company.  Delivery of the Firm Shares and Option Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representatives, at the office of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.           Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5.           Agreements.  The Company agrees with the several Underwriters that:

(a)           Preparation of Prospectus and Registration Statement.  Prior to the termination of the offering of the Shares, the Company will not file any amendment to the Registration Statement or supplement (including any Preliminary Prospectus or the Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectus.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company will (A) promptly notify the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure Package or such Issuer Free Writing Prospectus is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)           Amendment of Registration Statement or Supplement of Prospectus.  If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment, supplement or new registration statement that will correct such statement or omission or effect such compliance; (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d)           Reports to Stockholders.  As soon as practicable, the Company will make generally available to its stockholders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           Signed Copies of the Registration Statement and Copies of the Prospectus.  The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)           Qualification of Shares.  The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to take any action that would subject it to taxation in any jurisdiction it is not otherwise subject.

(g)           Lock-Up Period.  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction designed to or that might reasonably be expected to (i) result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any person in privity with the Company or any affiliates of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) in any Common Shares of the Company or any securities convertible into, or exercisable or exchangeable for, such Common Shares; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement; provided, however, that the Company (A) may issue and sell Common Shares pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan of the Company in effect at the Execution Time, and (B) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h)           Price Manipulation.  None of the Company Entities will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i)           Expenses.  The Company agrees to pay the costs and expenses incident to the performance of its obligations pursuant to this Agreement, including the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the expenses, if any, for the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq Global Market; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, which such fees and reimbursements of counsel shall not exceed $15,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and fees of counsel, which such fees and reimbursements of counsel shall not exceed $20,000); (viii) the expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Notwithstanding the foregoing, it is understood that except as expressly provided in this Section 5(i) or in Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Shares and travel expenses.

(j)           Free Writing Prospectus.  The Company agrees that, unless it has obtained or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of each Free Writing Prospectus included in Schedule III hereto and any bona fide electronic road show within the meaning of Rule 433.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           Rule 463.  The Company will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(l)           Investment Company.  As of the Closing Date or any settlement date, the Company will not be deemed an "investment company" as defined in the Investment Company Act.  Unless there has occurred a material change in the nature of the operations of the Company, for a period of five years after the Closing Date, the Company will use commercially reasonable efforts to ensure that the Company shall not become a PFIC.

(m)           Sanctions Laws and Regulations.  The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering contemplated by this Agreement of the Sanction Laws and Regulations with respect to the sale of the Shares hereunder.

6.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Shares and Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Seward & Kissel LLP, special U.S. counsel and Republic of The Marshall Islands counsel for the Company, to have furnished to the Representatives its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C-1.

(c)           The Company shall have requested and caused MJM Limited, special Bermuda counsel for the Company, to have furnished to the Representatives its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C-2.

(d)           The Company shall have requested and caused Spigt Dutch Caribbean N.V., special Curaçao counsel for the Company, to have furnished to the Representatives its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C-3.

(e)           The Company shall have requested and caused Watson, Farley & Williams (UK) LLP, special United Kingdom counsel for the Company, to have furnished to the Representatives its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C-4.

(f)           The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           The Company shall have furnished to the Representatives a certificate of the Company, signed on behalf of the Company by the Principal Executive Officer and the Principal Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

(iii)           since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h)           The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings in the United States.

(i)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company Entities' debt securities, if any such securities are outstanding, by any "nationally recognized statistical rating organization" (within the meaning of the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)           The Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, subject to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(m)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons listed on Schedule IV hereto.

(n)           At the date of this Agreement and at the Closing Date, the Representatives shall have received from the Company a certificate substantially in the form of Exhibit D hereto and signed by the Principal Financial Officer of the Company.

(o)           The Company shall have requested and caused Pernille Noraas, as Legal Advisor, to have furnished to the Representatives a certificate, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit E.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, on the Closing Date.

7.           Reimbursement of Underwriters' Expenses.  If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Morgan Stanley & Co. LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8.           Indemnification and Contribution.

(a)           The Company agrees to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of the Underwriters who have participated in the distribution of the Shares as underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any other "issuer information" contained in a Permitted Free Writing Prospectus filed or required to be filed pursuant to Rule 433(a) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information set forth in the last sentence of Section 8(b).  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Company, its respective directors, officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Shares, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and short sales in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraphs (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company agrees, and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares)  be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally but not jointly to take up and pay for (in the respective proportions which the number of Firm Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all of the remaining Underwriters) the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, in the event that the aggregate number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company's Common Shares shall have been suspended by the Commission or the Nasdaq Stock Market LLC, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Representatives, will be mailed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (fax number: (646) 855-3073), Attention: Syndicate Department, (fax number: (212) 230-8730, Attention: ECM Legal); Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282 (telephone: 1-866-471-2526, facsimile: 212-902-9316), or by emailing prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; RS Platou Markets AS, Haakon VII's Gate 10, P.O. Box 1474 Vika, 0116, Oslo, Norway, (+47 22 01 63 00) Attention: Elisabeth Wiger, or by email at office@platou.com; and (ii) the Company, will be mailed, delivered or telefaxed to the Company, c/o Golar Management Limited, 13th Floor, 1 America Square, 17 Crosswall, London, England (fax no. (+44) 207 063 7901), Attention: Brian Tienzo.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or that any of the Underwriters owes an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

15.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Judicial Proceedings.

(a)           The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company has appointed Seward & Kissel LLP, as its Authorized Agent, upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the respective Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the respective Authorized Agent and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

(b)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given.  The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the Company shall indemnify the Underwriters against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

18.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

19.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

"Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Base Prospectus" shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

"Commission" shall mean the Securities and Exchange Commission.

"Disclosure Package" shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus dated June 24, 2014, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) the information set forth on Schedule V hereto.

"Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Execution Time" means 7:30 a.m. (Eastern time) on June 25, 2014.

"Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

"Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

"Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Prospectus.

"Prospectus" shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

"Registration Statement" shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

"Rule 158," "Rule 163," "Rule 164," "Rule 172," "Rule 175(b)," "Rule 405," "Rule 415," "Rule 424," "Rule 430B," and "Rule 433" refer to such rules under the Act.

"Well-Known Seasoned Issuer" shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, GOLAR LNG LIMITED By: /s/ Brian Tienzo Name: Brian Tienzo Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC
RS PLATOU MARKETS AS

For themselves and the other
Several Underwriters named in
Schedule I to the foregoing
Agreement.

MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED

By:  /s/ Pei-Tse Wu
Name: Pei-Tse Wu
Title: Managing Director

GOLDMAN, SACHS & CO.

By:  /s/ Ryan Gilliam
Name: Ryan Gilliam
Title:   Vice President

MORGAN STANLEY & CO. LLC

By:   /s/ Lauren Garcia Belmonte
Name: Lauren Garcia Belmonte
Title:   Vice President

RS PLATOU MARKETS AS

By:   /s/ Erik Helberg
Name: Erik Helberg
Title:   CEO

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
RS Platou Markets AS	2,156,000	323,400
Morgan Stanley & Co. LLC	2,084,500	312,675
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,042,700	306,405
Goldman, Sachs & Co.	2,042,700	306,405
DNB Markets, Inc.	705,100	105,765
Arctic Securities ASA	704,000	105,600
Fearnley Securities AS	704,000	105,600
Pareto Securities Inc.	561,000	84,150
Total	11,000,000	1,650,000

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